EXHIBIT 21.1
                                RAILTEX, INC. AND SUBSIDIARIES

                                     LIST OF SUBSIDIARIES


RailTex Service Co., Inc.
San Diego & Imperial Valley Railroad Company, Inc.
Austin & Northwestern Railroad Company, Inc.
North Carolina & Virginia Railroad Company, Inc.
South Carolina Central Railroad Company, Inc.
Mid-Michigan Railroad, Inc.
Chesapeake and Albemarle Railroad Company, Inc.
Michigan Shore Railroad, Inc.
New Orleans Lower Coast Railroad, Inc.
Dallas, Garland & Northeastern Railroad, Inc.
Goderich-Exeter Railroad Company Limited
Indiana Southern Railroad, Inc.
RailTex Distribution Services, Inc.
RailTex Trac Company, Inc.
Missouri & Northern Arkansas Railroad Company, Inc.
Salt Lake City Southern Railroad Company, Inc.
Grand Rapids Eastern Railroad, Inc.
Cape Breton & Central Nova Scotia Railway Limited
RailTex Canada, Inc.
New England Central Railroad, Inc.
Central Oregon & Pacific Railroad, Inc.
Georgia Southwestern Railroad, Inc.
RailTex International Services, Inc.
Connecticut Southern Railroad, Inc.
Indiana & Ohio Rail Corp.
Ontario L'Orignal Railway, Inc.
Pittsburgh Industrial Railroad, Inc.
RailTex Logistics, Inc.
RailTex International Holdings, Inc.